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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [ ]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [X] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      ALLIED CAPITAL LENDING CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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                             [ALLIED CAPITAL LOGO]

                           Allied Capital Corporation
                         Allied Capital Corporation II
                     Allied Capital Commercial Corporation
                       Allied Capital Lending Corporation
                         Allied Capital Advisers, Inc.

                                                               November 18, 1997

Dear Stockholder:

I am pleased to report that, since the announcement of the merger of the five Allied Capital companies, the combined market value has increased by more than 28%. We believe this rise in value is directly related to the market's recognition of the merged company's prospects for increasing assets, earnings and dividends to stockholders.

However, the market appreciation that has occurred since the announcement of the merger may not be sustained unless two-thirds of all the shares outstanding of each Allied Capital company are voted in favor of the merger, and a number of shares have not yet been voted.

As a significant stockholder, you are in a position to make a difference. Unfortunately, we have not received your vote and we are just days away from the November 26, 1997 Special Meeting of Stockholders to approve the merger. By voting your shares now, you will help us to avoid having to adjourn the stockholder meeting. Please take a moment now to vote your shares.

WE ENCOURAGE YOU TO VOTE AND RETURN YOUR CARD IN THE ENCLOSED FEDERAL EXPRESS ENVELOPE. SHOULD YOU REQUIRE ASSISTANCE IN ARRANGING A PICKUP, PLEASE CALL TOLL FREE (800) 221-5724, EXTENSION 405. OPERATORS ARE AVAILABLE TO ASSIST YOU MONDAY THROUGH FRIDAY BETWEEN THE HOURS OF 9:00 AM AND 11:00 PM EASTERN TIME, AND SATURDAY BETWEEN 12:00 PM AND 6:00 PM EASTERN TIME.

If you hold more than one account or have positions in more than one Allied Capital company, you may have received multiple proxy cards. PLEASE VOTE WITH EACH PROXY CARD YOU HAVE RECEIVED.

If you have questions about the merger proposal, you are encouraged to contact our Investor Relations Department toll free at (888) 818-5298 or alternatively at (202) 331-1112. Your prompt attention is appreciated.

Sincerely,

/s/ William L. Walton

William L. Walton
Chief Executive Officer

                             [ALLIED CAPITAL LOGO]

                           Allied Capital Corporation
                         Allied Capital Corporation II
                     Allied Capital Commercial Corporation
                       Allied Capital Lending Corporation
                         Allied Capital Advisers, Inc.


                                                               November 18, 1997

Dear Stockholder:

I am pleased to report that, since the announcement of the merger of the five Allied Capital companies, the combined market value has increased by more than 28%. We believe this rise in value is directly related to the market's recognition of the merged company's prospects for increasing assets, earnings and dividends to stockholders.

However, the market appreciation that has occurred since the announcement of the merger may not be sustained unless two-thirds of all the shares outstanding of each Allied Capital company are voted in favor of the merger, and a number of shares have not yet been voted.

As a significant stockholder, you are in a position to make a difference. Unfortunately, we have not received your vote and we are just days away from the November 26, 1997 Special Meeting of Stockholders to approve the merger. By voting your shares now, you will help us to avoid having to adjourn the stockholder meeting. Please take a moment now to vote your shares.

WE ENCOURAGE YOU TO VOTE BY TELEPHONE. SIMPLY CALL TOLL FREE (800) 221-5724, EXTENSION 405. OPERATORS ARE AVAILABLE TO TAKE YOUR VOTE MONDAY THROUGH FRIDAY BETWEEN THE HOURS OF 9:00 AM AND 11:00 PM EASTERN TIME, AND SATURDAY BETWEEN 12:00 PM AND 6:00 PM EASTERN TIME.

If a telephone vote is inconvenient, we have provided two additional methods by which you may register your vote:

By Fax:                   Fax your executed proxy card(s) to us toll free at
                          (800) 733-1885 anytime.

By Federal Express:       Return your executed proxy card(s) in the enclosed
                          Federal Express envelope. There is no charge to you for this service. If you need to arrange a pickup for your outgoing package, please call (800)
                          221-5724, extension 405.

If you hold more than one account or have positions in more than one Allied Capital company, you may have received multiple proxy cards. PLEASE VOTE WITH EACH PROXY CARD YOU HAVE RECEIVED.

If you have questions about the merger proposal, you are encouraged to contact our Investor Relations Department toll free at (888) 818-5298 or alternatively at (202) 331-1112. Your prompt attention is appreciated.

Sincerely,

/s/ William L. Walton

William L. Walton
Chief Executive Officer